Exhibit 99.j(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the use of our report dated December 21, 2007, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-96132) of TD Asset Management USA Funds Inc.

                                                ERNST & YOUNG LLP

New York, New York
February 28, 2008